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                                                                    EXHIBIT 23.1


             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


To the Board of Directors and Stockholders of Gencor Industries, Inc.

We consent to the incorporation by reference in this Registration Statement of Gencor Industries, Inc. (the "Company") on Form S-8 of our report dated November 11, 1997 (April 9, 1998 as to the effects of the stock split described in Note
1), appearing in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 12, 1998.

Our audits of the financial statements included in the Annual Report on Form 10-K for the year ended September 30, 1997, which is incorporated by reference in this Registration Statement, also included the financial statement schedule of the Company, listed in Item 8. Such financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on such schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



DELOITTE & TOUCHE LLP
August 18, 1998
Orlando, Florida